Exhibit 99.1

 WESTFIELD AMERICA TRUST, SIMON PROPERTY GROUP AND THE ROUSE COMPANY AGREE
                 TO ACQUIRE RODAMCO ASSETS FOR $5.3 BILLION


New York - January 13, 2002....Officials at Westfield America Trust
(ASX:WFA), Simon Property Group, Inc. (NYSE:SPG) and The Rouse Company (NYSE:RSE) announced today that they have signed a definitive agreement to jointly purchase the assets of Rodamco North America N.V. (Euronext:RNAA) for $5.3 billion. The transaction has been approved by each of the companies' Board of Directors and is subject to customary closing conditions. The transaction is expected to be completed in approximately 90 days. Based upon the purchase price and the net operating income currently in place, the combined initial year unlevered return for Westfield, Simon and Rouse from this transaction is expected to be approximately 8.5%.

RNA is a publicly traded, Netherlands-based property company. Its portfolio consists primarily of high-quality, highly-productive regional malls in the United States, as well as ownership interests in other real estate assets. The RNA mall assets generate industry-leading sales of over $450 per square foot and are 93% occupied. The portfolio contains some of the country's most productive and dominant assets including Century City Shopping Center in Los Angeles; Copley Place in Boston; The Galleria in Houston; Garden State Plaza in suburban New Jersey; Oakbrook Center in Chicago; and Perimeter Mall in Atlanta. A detailed listing of assets being acquired by each company is provided as Attachment A to this release.

Simon and Rouse each own four of the portfolio assets in joint ventures with RNA and Westfield owns one of the assets in an RNA joint venture. Each of the companies will acquire the remaining ownership interests in its existing joint venture assets. The balance of the regional mall portfolio has been allocated based upon market presence and other strategic considerations of the three companies.

The three companies will jointly own the remaining assets, which include a third party property management company, a New York office building and investments in three real estate operating companies. The buyers intend to operate and to grow the third party management business, Urban Retail Properties Co., capitalizing upon its current leading market position and the unique skills and talents of Urban's existing employees.

Westfield's share of the gross value of the transaction is approximately $2.3 billion including $936 million of existing RNA property debt and perpetual preferred stock. The balance will be payable in cash at closing. Peter Lowy, chief executive officer of Westfield America stated, "We are delighted to work in partnership with Simon and Rouse, two of America's leading REITs, in a way that creates value for all parties. For Westfield, the addition of the RNA centers complements the recent acquisition of nine new centers from the Jacobs Group and further enhances the geographic spread of assets across the U.S."

Simon's share of the gross value of the transaction is approximately $1.55 billion, including $570 million of existing RNA property debt and perpetual preferred stock. The balance will be payable in cash at closing and, initially, will be funded by the Company's existing credit facility and an acquisition facility. David Simon, chief executive officer of Simon Property Group, stated, "We are pleased to be a part of this transaction, adding nine new regional malls to the Simon portfolio, as well as assuming 100% ownership of our four existing RNA ventures. We have increased our dominance in Boston and continue to enhance the quality of our portfolio through the addition of such prominent assets as The Galleria in Houston and SouthPark Mall in Charlotte. We are also pleased to partner with Rouse and Westfield in this transaction which is expected to be immediately accretive to earnings and increase value to our shareholders."

The Rouse Company's share of the gross value of this transaction is approximately $1.45 billion, including $675 million of existing RNA property debt and perpetual preferred stock. The balance will be payable in cash at closing. The Company has arranged a bridge loan providing $870 million of availability for an eighteen (18) month term. Anthony W. Deering, chairman and chief executive officer of The Rouse Company, stated, "We are pleased to have the opportunity to join with Simon Property Group and Westfield America Trust in this transaction. Our corporate strategy has been to focus on dominant retail centers in major markets and these eight properties certainly fit that profile. We are intimately familiar with four of these properties (North Star Mall, Perimeter Mall, Willowbrook and Collin Creek), having owned and managed them for many years, and the other four centers provide the company a high quality presence in three new markets, Chicago, Detroit and Durham."

Merrill Lynch & Co. acted as a financial advisor to Westfield and assisted in the transaction. Banc of America Securities acted as financial advisor to The Rouse Company.

Westfield America Trust (ASX:WFA) is one of the largest Property Trusts listed on the Australian Stock Exchange. WFA owns the Westfield America portfolio of 39 major U.S. shopping centers, branded as Westfield Shoppingtowns. Westfield Shoppingtowns are home to more than 5,000 specialty stores, serve 10 percent of the U.S. population and comprise 37.8 million square feet of leasable space in California, Colorado, Connecticut, Maryland, Missouri, New Jersey, New York, North Carolina and Washington.

Simon Property Group, Inc. (NYSE:SPG), headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust which, through its subsidiary partnerships, is engaged in the ownership, development, management, leasing, acquisition and expansion of income-producing properties, primarily regional malls and community shopping centers. It currently owns or has an interest in 252 properties containing an aggregate of 187 million square feet of gross leasable area in 36 states and seven assets in Europe and Canada. Together with its affiliated management company, Simon owns or manages approximately 191 million square feet of gross leasable area in retail and mixed-use properties. Shares of Simon Property Group, Inc. are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. Additional Simon Property Group information is available at WWW.SHOPSIMON.COM.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956 (NYSE:RSE). A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 200 properties encompassing retail, office, research and development and industrial space in 21 states. The Company is also the developer of the planned communities of Columbia, Md., and Summerlin, just outside of Las Vegas.

This release includes forward-looking statements, which reflect the companies' current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words "believe", "expect", "anticipate" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The companies undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, you are referred to various historical filings by Simon Property Group, Inc. and The Rouse Company with the Securities and Exchange Commission. Such filings include, but are not limited to Form 10K and Form 10Q.

FOR MORE INFORMATION:

WESTFIELD AMERICA TRUST
CATHARINE C. DICKEY
(310) 445-2407
KDICKEY@WESTFIELD.COM

SIMON PROPERTY GROUP, INC.
SHELLY J. DORAN (INVESTORS)
(317) 685-7330
SDORAN@SIMON.COM
BILLIE SCOTT (MEDIA)
(317) 263-7148
BSCOTT@SIMON.COM

THE ROUSE COMPANY
DAVID L. TRIPP
(410) 992-6546 OR (410) 730-4499
DTRIPP@THEROUSECOMPANY.COM

ATTACHMENT A

SUMMARY OF PROPERTIES ACQUIRED FROM RODAMCO NORTH AMERICA (RNA)

PROPERTIES TO BE ACQUIRED BY WESTFIELD AMERICA TRUST

                                                    GLA Information (000's)
                             Ownership %            -----------------------
Property Name/Location    to be Acquired (1)    Total Center        Mall Stores             Anchor Tenants
----------------------    -----------------     ------------        -----------         ----------------------
Brandon TownCenter              100%               980                   361            Burdines, Dillard's, JCPenney, Sears
Brandon, FL

Century City Shopping Center     50%               794                   437            Bloomingdale's, Macy's
Los Angeles, CA

Citrus Park Town Center         100%             1,099                   454            Burdines, Dillard's, JCPenney, Sears
Tampa, FL

Countryside Mall                100%             1,215                   420            Burdines, Dillard's, JCPenney, Sears
Clearwater, FL

Fox Valley Center               100%             1,417                   549            Carson Pirie Scott, JCPenney,
Aurora, IL                                                                              Marshall Field's, Sears

Franklin Park Mall (2)           50%             1,071                   316            Dillard's, Jacobson's, JCPenney,
Toledo, OH                                                                              Marshall Field's

Galleria at Roseville           100%             1,073                   472            JCPenney, Macy's, Nordstrom, Sears
Roseville, CA

Garden State Plaza (2)           50%             1,988                   791            JCPenney, Lord & Taylor, Macy's
Paramus, NJ                                                                             Nordstrom, Neiman Marcus

Great Northern Mall             100%               866                   316            JCPenney, Kaufmann's, Sears
North Olmsted, OH

Hawthorn Center                 100%             1,233                   504            Carson Pirie Scott, JCPenney,
Vernon Hills, IL                                                                        Marshall Field's, Sears

MainPlace                       100%             1,117                   456            Robinsons-May (2 stores), Macy's,
Santa Ana, CA                                                                           Nordstrom

Old Orchard Center              100%             1,788                   648            Bloomingdale's, Lord & Taylor,
Skokie, IL                                                                              Marshall Field's, Nordstrom, Saks
                                                                                        Fifth Avenue

San Francisco Shopping Centre    50%               508                   196            Nordstrom
San Francisco, CA

Valencia Town Center             25%               730                   335            JCPenney, Robinsons-May, Sears
Valencia, CA

                                 -more-


SUMMARY OF PROPERTIES ACQUIRED FROM RODAMCO NORTH AMERICA (RNA)


PROPERTIES TO BE ACQUIRED BY SIMON PROPERTY GROUP, INC.

                           Ownership %         GLA Information (000's)
Property Name/Location   to be Acquired (1)  Total Center   Mall Stores  Anchor Tenants
----------------------   -----------------   ------------   -----------  ----------------------
Copley Place                  31%            1,192             264       Neiman Marcus
Boston, MA

Coral Square Mall (2)         50%              946             298       Burdines (2 stores), Dillard's,
Coral Springs, FL                                                        JCPenney, Sears

Florida Mall, The (2)         50%            1,637             589       Burdines, Dillard's, JCPenney,
Orlando, FL                                                              Parisian, Saks Fifth Avenue, Sears

Galleria, The                 31%            1,763             842       Lord & Taylor, Macy's, Neiman
Houston, TX                                                              Marcus, Saks Fifth Avenue

Mall at Chestnut Hill, The    50%              444             180       Bloomingdale's, Filene's
Newton, MA

Maplewood Mall               100%              947             317       Marshall Field's, Kohl's,
Minneapolis, MN                                                          Mervyn's, Sears

Miami International Mall (2)  40%              974             290       Burdines (2 stores), Dillard's,
Miami, FL                                                                JCPenney, Sears

Penn Square Mall             100%            1,075             385       Dillard's, Foley's, JCPenney,
Oklahoma City, OK

Pheasant Lane Mall           100%            1,011             306       Filene's, JCPenney, Macy's, Sears,
Nashua, NH                                                               Target

SouthPark Mall               100%            1,143             306       Belk, Dillard's, Hecht's, Sears
Charlotte, NC

West Town Mall (2)            50%            1,335             457       Dillard's, JCPenney, Parisian,
Knoxville, TN                                                            Proffitt's, Sears

Wolfchase Galleria           100%            1,086             389       Dillard's, Goldsmith's, JCPenney,
Memphis, TN                                                              Sears

Woodland Hills Mall           50%            1,093             384       Dillard's, Foley's, JCPenney, Sears
Tulsa, OK

                                 -more-




SUMMARY OF PROPERTIES ACQUIRED FROM RODAMCO NORTH AMERICA (RNA)


PROPERTIES TO BE ACQUIRED BY THE ROUSE COMPANY

                                                    GLA Information (000's)
                            Ownership %             -----------------------
Property Name/Location    to be Acquired (1)    Total Center        Mall Stores         Anchor Tenants
----------------------    -----------------     ------------        -----------     ----------------------
Collin Creek (2)                70%               1,120                330          Dillard's, Foley's, JCPenney,
Plano, TX                                                                           Mervyn's, Sears

Lakeside Mall                  100%               1,477                516          Hudson's, Hudson's Men & Home,
Sterling Heights, MI                                                                JCPenney, Lord & Taylor, Sears

North Star Mall                100%               1,251                435          Dillard's, Foley's, Macy's, Mervyn's,
San Antonio, TX                                                                     Saks Fifth Avenue

Oakbrook Center                 50%               2,267                842          Lord & Taylor, Marshall Field's,
Oakbrook, IL                                                                        Neiman-Marcus, Nordstrom, Saks
                                                                                    Fifth Avenue, Sears

Perimeter Mall (2)              50%               1,519                505          Macy's, Nordstrom, Rich's,
Atlanta, GA                                                                         Rich's Furniture Store

Streets at Southpoint, The     100%               1,320                590          Belk, Hecht's, JCPenney, Nordstrom,
Durham, NC                                                                          Sears

Water Tower Place               52%                 820                310          Lord & Taylor, Marshall Field's
Chicago, IL

Willowbrook (2)                 62%               1,525                498          Lord & Taylor, Macy's, Sears,
Wayne, NJ                                                                           Bloomingdale's



(1)  Effective ownership includes certain minority interests.
(2)  Property is in an existing joint venture with RNA.








                                 -end-